EXHIBIT 99.1

RockTenn Provides an Update for Its Fiscal Second Quarter of 2015

NORCROSS, Ga., March 31, 2015 (GLOBE NEWSWIRE) -- RockTenn (NYSE:RKT) today announced that it expects to report adjusted earnings per share for its fiscal second quarter ending March 31, 2015, in the range of $0.70 to $0.75 per share, compared to the previous guidance of $0.80 to $0.90 per share.

The company's corrugated packaging business continues to perform well. Corrugated container shipments have grown during the quarter as compared to the prior year periods. Container shipments for the combined January and February 2015 period increased by 7.2% on an average week basis and 2.1% on an actual shipment basis. These volume increases exceeded comparable industry reported statistics by more than 200 basis points. Our container shipments for the March interim period reflecting shipments through March 27, 2015, were approximately 2.5% higher than average per day container shipments in March 2014.

The change in outlook for the March quarter reflects that our strong corrugated packaging volume performance has been more than offset by the following items: 1) the consequences of winter weather, including natural gas curtailment and challenging logistics execution, impacted our operations during the quarter with an estimated financial impact of approximately $0.06 per share; 2) a substantial electrical failure at our Panama City mill in early February that triggered a series of events that resulted in lost production and increased maintenance costs of approximately $0.04 per share; and, 3) lower promotional activity has reduced sales in our merchandising displays business to levels lower than the March quarter of 2014. Reduced sales of merchandising displays combined with our previously discussed operating challenges related to new business that was onboarded in 2014 contribute to our expectation that fiscal second quarter Merchandising Displays segment income will be less than that reported during the first quarter of fiscal 2015.

RockTenn will host its second quarter earnings conference call on Thursday, April 30 at 9:00 a.m. EDT. RockTenn will release its second quarter fiscal 2015 results after the market close on Wednesday, April 29, 2015.

Investors who wish to participate in the webcast via teleconference should dial 888-790-4710 (inside the U.S.) or 773-756-0961 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode ROCKTENN. Replays of the call will be available through May 28, 2015, and can be accessed at 866-351-2785 (inside the U.S.) and 203-369-0055 (outside the U.S.).

About RockTenn

RockTenn (NYSE:RKT) is one of North America's leading providers of packaging solutions and manufacturers of containerboard and paperboard. RockTenn's 27,000 employees are committed to exceeding their customers' expectations – every time. The company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

Cautionary Statements

Statements in this release that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words such as will, estimate, anticipate, project, intend, expect, or continue, or refer to future time periods. These statements include, without limitation, those relating to our expected adjusted earnings per share for the fiscal second quarter; the estimated financial impact of 1) the consequences the winter weather had on our operations, including natural gas curtailment and challenging logistics execution, 2) the lost production and increased maintenance due to an electrical failure at our Panama City mill in early February and 3) lower promotional activity has reduced sales in our merchandising displays business and operating challenges associated with new business onboarded in 2014; the expected segment income for our Merchandising Displays operations for the fiscal second quarter compared to the first quarter of fiscal 2015; and the corrugated packaging business continues to perform well. These statements are subject to certain risks and uncertainties including with respect to our expectations regarding economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; fiber and energy costs; costs associated with facility closures; competitive conditions in our businesses; and possible adverse actions of our customers, competitors and suppliers. These expectations are based on assumptions that management believes are reasonable; however, undue reliance should not be placed on these forward-looking statements because these risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statements. There are many other factors and uncertainties that impact these forward-looking statements that we cannot predict accurately, including our ability to achieve benefits from acquisitions, including synergies, performance improvements and successful implementation of capital projects. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for our products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain key customers; changes in environmental and other governmental regulation; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. These risks are more particularly described in our filings with the Securities and Exchange Commission, including under the caption "Business-Forward-Looking Information" and "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. The information contained in this release speaks as of the date hereof and we do not undertake any obligation to update this information as future events unfold.

RockTenn
Investors:
John Stakel, 678-291-7901
Senior Vice President - Treasurer
jstakel@rocktenn.com